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                                   Exhibit 1.2

                      DIVERSIFIED SECURITY SOLUTIONS, INC.


                        1,500,000 Shares of Common Stock

                                ($.01 Par Value)


                            SELECTED DEALER AGREEMENT



                                                   New York, New York
                                                   July __, 2001


Dear Sirs:

         1. A registration statement on Form SB-2 (the "Registration Statement") filed by Diversified Security Solutions, Inc. (the "Company") under the Securities Act of 1933, as amended (the "Securities Act"), covering 1,500,000 shares of the common stock of the Company (the "Common Stock"), $.01 par value, plus up to 225,000 additional shares of such Common Stock which are subject to an option for the purpose of covering over-allotments, has become effective. The Shares (which term as used in this Agreement means such 1,500,000 shares plus any of such 225,000 shares purchased upon exercise of such option) are being sold for the account of the Company and are described in the enclosed final prospectus (the "Prospectus"). We are acting as the Underwriter in all matters connected herewith and with the purchase of the Shares of the Company. We are individually and not in our capacity as Representative are severally, and not jointly, offering certain of the Shares for purchase by a selected group of dealers (the "Selected Dealers") as principals on the terms and conditions stated herein.


Authorized Public
     Offering Price:            $6.50 per Share.





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Dealers' Selling
         Concession:     Not to exceed $.___ per Share, except that in the event
                         that prior to the termination of this Agreement (or prior to such earlier date as we may determine) we purchase or contract to purchase, in the open market or otherwise, any of the Shares delivered to you, we reserve the right to charge you and you agree to repay us on demand the amount of the dealer's selling concession allowed to you.

Reallowance:             You may reallow not more than $.10 per Share as a
                         selling concession on the Shares to dealers that are members in good standing of the National Association of Securities Dealers, Inc. (the "NASD") or to foreign dealers not eligible to be members of the NASD that agree to abide by the NASD's Rules of the Association.


Delivery and Payment:    On or about __________, 2001, or such later date as we
                         may advise on not less than one day's notice to you, at the offices of GunnAllen Financial, Inc. or at such other place as we may specify on not less than one day's notice to you. Payment is to be made, against delivery, at the full public offering price, by a certified or official bank check in New York Clearing
                         House funds to the order of GunnAllen Financial, Inc.

Termination:             This Agreement will terminate at the close of business
                         on the 45th day following the effective date of the Registration Statement unless extended, at our discretion, for a period or periods not to exceed in the aggregate 45 additional days; but we may terminate this Agreement, whether or not extended, at any time without notice.

         2. Any of the Shares purchased by you hereunder are to be offered by you to the public at the public offering price, except as herein otherwise provided and except that a reallowance from such public offering price not in excess of the amount set forth in the Prospectus under the caption "Underwriting" may be allowed as consideration for services rendered in distribution to dealers that (a) are actually engaged in the investment banking or securities business; (b) execute the written agreement prescribed by Rule 2740(c) of the NASD's Rules of the Association; and (c) are


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either members in good standing of the NASD or foreign banks, dealers or institutions not eligible for membership in the NASD which represent to you that they will promptly reoffer such Shares at the public offering price and will abide by the conditions with respect to foreign banks, dealers and institutions set forth in your confirmation below. We, in turn, are prepared to receive orders subject to confirmation and allotment by us. We reserve the right to reject any order in whole or in part or to allot less than the number of Shares applied for. Orders transmitted by telephone must be promptly confirmed by letter or telegram.

         3. You, by becoming a Selected Dealer, irrevocably agree (a) to take up and pay for the number of Shares allotted and confirmed to you; (b) not to use any such Shares to reduce or cover any short position you may have; and (c) upon our request, to advise us of the number of Shares purchased from us, as manager of the selling group comprised of all the Selected Dealers (the "Selling Group"), remaining unsold by you and to resell to us any or all of such unsold Shares at the public offering price stated above, less all or such part of the concession allowed you as we may determine. You are not authorized to give any information or to make any representations other than those contained in the Prospectus or any supplements or amendments thereto. You confirm that you have distributed expeditiously copies of a preliminary prospectus complying with Rule 430 under the Securities Act to all persons to whom you expected to mail confirmation of sale not less than 48 hours prior to the time you expected to mail any such confirmation, and that you have informed us by telegram of compliance with this provision not later than 2:00 P.M., New York City time, on the day prior to the anticipated effective date of the Registration Statement. You confirm that you are conversant with the requirements for delivery of the Prospectus pursuant to Rule l5c2-8 under the Securities Exchange Act of 1934 and that you will comply with all of the applicable provisions thereof.

         4. You agree that until termination of this Agreement you will not make purchases or sales of Shares except (a) pursuant to this Agreement; (b) pursuant to authorization received from us; or (c) in the ordinary course of business as broker or agent for a customer pursuant to an unsolicited order.

         5. Additional copies of the Prospectus and any supplements or amendments thereto will be supplied in reasonable quantities upon request.

         6. It is expected that public advertisement of the Shares will be made on or about _________ __, 2001. After the date of appearance of such advertisement, but not before, you are free to advertise over your own name at your own expense and risk.

         7. The Shares are offered by us for delivery when, as and if sold to, and accepted by,


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us and subject to the terms stated herein and in the Prospectus or any supplements or amendments thereto, to our right to vary the concession and terms of offering after the release of the Shares for public sale, to approval of counsel as to legal matters and to withdrawal, cancellation or modification of the offer without notice.

         8. No later than 45 days following the effective date of the Registration Statement (or such later date on which this Agreement shall terminate as provided herein), you shall be paid, by a certified or official bank check in New York Clearing House funds, an amount equal to the aggregate number of Shares sold by you multipled by the amount of the concessions to dealers stated herein; provided, however, that we reserve the right to withhold such payment of the dealer's selling concession with respect to any of the Shares delivered to you hereunder which we purchase or contract to purchase, in the open market or otherwise, prior to the termination of this Agreement.

         9. Upon written application, you will be informed as to the states and jurisdictions under the securities or Blue Sky laws of which we believe the Shares are eligible for sale, but we will assume no responsibility as to such eligibility or the right of any Selected Dealer to sell any Shares in any state or jurisdiction. [We have caused to be filed a Further State Notice respecting the Shares to be offered to the public in New York in the form required by, and pursuant to, the provisions of Article 23A of the General Business Law of the State of New York.] Upon the completion of the public offering contemplated herein, you agree to promptly furnish to us, upon our request, territorial distribution reports setting forth each jurisdiction in which sales of the Shares were made by such member, the number of Shares sold in such jurisdiction, and any further information as we may request, in order to permit us to file on a timely basis any report which we as Underwriter of the offering or manager of the Selling Group may be required to file pursuant to the securities or Blue Sky laws of any jurisdiction.

         10. Each dealer, in becoming a Selected Dealer and accepting membership in the Selling Group, represents that it is actually engaged in the investment banking or securities business and that it is a member in good standing of the NASD, or, if a foreign dealer not eligible for membership in the NASD, that it agrees (i) to comply with all applicable provisions of the NASD's Rules of the Association, (ii) to make no sales within the United States, its territories or possessions or to persons who are citizens thereof or residents therein and
(iii) that in making other sales, any and all such sales shall be in compliance with the NASD's interpretation with respect to Free-Riding and Withholding.

         11. Nothing herein will constitute the Selected Dealers partners with the Underwriter or with each other, but you agree, notwithstanding any prior settlement of accounts or termination of this Agreement, to bear your proper proportion of any tax or other liability based upon the claim


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that the Selling Group constitutes a partnership, association, unincorporated business or other separate entity and a like share of any expenses of resisting any such claim.

         12. We will be the manager of the offering and of the Selling Group, and we will have full authority to take such action as we may deem advisable in respect of all matters pertaining to the offering or the Selling Group. Except as expressly stated herein, or as may arise under the Securities Act, GunnAllen Financial, Inc. will not be under any liability to any Selected Dealer as such for, or in respect of, the validity or value of the Shares, the form of, or the statements contained in, the Prospectus, the Registration Statement, any preliminary prospectus (or any amendments or supplements to the Prospectus or the Registration Statement) or any supplemental sales data or other letters or instruments executed by, or obtained from, the Company, or others, the form or validity of this Agreement or the Underwriting Agreement between the Company and GunnAllen Financial, Inc., the eligibility of the Shares for sale under the laws of any state or jurisdiction, the delivery of the Shares or the performance by the Company or others of any agreement on its or their part, or any matter in connection with any of the foregoing, except our own lack of good faith.


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         If you desire to become a Selected Dealer, please advise us to that effect immediately by telegram and sign and return to us the enclosed counterpart of this letter attached hereto as Exhibit A.


                                 Very truly yours,

                                 GUNNALLEN FINANCIAL, INC.



                                 By
                                   -------------------------------
                                   Name:  Howard Davis
                                   Title: Executive Vice President


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                      DIVERSIFIED SECURITY SOLUTIONS, INC.

                                    EXHIBIT A
                                       TO
                            SELECTED DEALER AGREEMENT




GunnAllen Financial, Inc.
1715 North Westshore Blvd.
Suite 700
Tampa, Florida  33607

Dear Sirs:

         We hereby confirm our agreement to purchase the Shares (as defined in the foregoing Selected Dealer Agreement) allotted to us subject to the terms and conditions of the foregoing Selected Dealer Agreement and your telegram to us confirming our allotment. We hereby acknowledge receipt of the definitive Prospectus relating to the Shares, and we confirm that in purchasing Shares we have not relied upon any statements whatsoever, written or oral, other than the statements in such Prospectus. We have made a record of our distribution of preliminary prospectuses and, when furnished with copies of any revised preliminary prospectus, we have upon your request promptly forwarded copies thereof to each person to whom we had theretofore distributed preliminary prospectuses. We hereby represent that we are actually engaged in the investment banking or securities business and that we are either a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD") or if we are not such a member, that we are a foreign dealer or institution not eligible for membership in the NASD which agrees (i) to comply with all applicable provisions of the NASD's Rules of the Association, (ii) not to make any sales within the United States, its territories or its possessions or to persons who are citizens thereof or residents therein; and (iii) in making other sales, to comply with the NASD's interpretation with respect to free-riding and withholding.


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         We agree that, in connection with any purchase or sale of the Shares wherein a selling concession, discount or other allowance is received or granted, (1) we will comply with the provisions of Rule 2740 of the NASD's Rules of the Association; (2) if we are a non-NASD member broker or dealer in a foreign country, we will also comply (a) as though we were an NASD member, with the provisions of Rules 2730 and 2750 of the NASD's Rules of the Association thereof and (b) with Rule 2420 of the NASD's Rules of the Association as that Rule applies to a non-NASD member broker or dealer in a foreign country.


                                           -----------------------------------
                                                 Name of Selected Dealer


                                           By:
                                               ------------------------------
                                                    (Authorized Signature)


Dated: ______, 2001


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